                                                                    EXHIBIT 10.2




                          TRANSITION SERVICES AGREEMENT


                                 BY AND BETWEEN


                                  NETGURU, INC.


                                       AND


                          BENTLEY SYSTEMS, INCORPORATED







                        DATED AS OF ___________ __, 2005

                          TRANSITION SERVICES AGREEMENT


         THIS TRANSITION SERVICES AGREEMENT, dated as of _______ __, 2005 ("Agreement"), is made by and between NETGURU, INC., a Delaware corporation, and each of its subsidiaries ("Seller"), and BENTLEY SYSTEMS, INCORPORATED, a Delaware ("Buyer").


                                 R E C I T A L S

         WHEREAS, the parties have entered into an Asset Purchase Agreement dated as of August __, 2005 (the "Purchase Agreement") pursuant to which Seller is selling, and Buyer is acquiring, the Business (as defined in the Purchase Agreement), the date and time at which the closing of the Purchase Agreement is to occur being referred to herein as the "Closing Date";

         WHEREAS, in further consideration of the Purchase Agreement and related transactions, Buyer will require Seller's assistance with respect to certain operations of the Business during periods specified herein following the Closing Date and Seller will require Buyer's assistance with respect to certain operations of the Retained Business (as defined in the Purchase Agreement) during periods specified herein following the Closing Date;

         WHEREAS, in connection with and as a condition precedent to the closing of the transaction contemplated by the Purchase Agreement, the parties have each agreed to provide the services set forth herein to the other; and

         WHEREAS, capitalized terms used herein but not defined have the meanings ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         SECTION 1. SERVICES TO BE PERFORMED; TERM; PERFORMANCE AND COOPERATION.

         (a) In accordance with the terms and provisions of this Agreement, Seller agrees to perform (or to cause its affiliates to perform) for Buyer the services described in SCHEDULES A1 THRU A2 hereto (collectively, the "Seller Services") for the time period and to the extent specified with respect to each such Seller Service in the applicable Schedule.

         (b) In accordance with the terms and provisions of this Agreement, Buyer agrees to perform (or to cause its affiliates to perform) for Seller the services described in SCHEDULES B1 THRU B3 hereto (collectively, the "Buyer Services" and together with the Seller Services to be referred to herein as the "Services") for the time period and to the extent specified with respect to each such Buyer Service in the applicable Schedule.

         (b) (i) This Agreement shall become effective as of the date hereof and shall terminate with respect to each Service (A) on the date specified for such Service in accordance with the applicable Schedule hereto, (B) earlier as to each Seller Service at the prior written request of Buyer, or (C) earlier as to each Buyer Service at the prior written request of Seller.

                  (ii) The parties agree that if the party being provided the benefit of a Service chooses to discontinue such Service prior to its stated termination date, then such party shall give the other party prior written notice within the notice period specified in the relevant Schedule, or if no such notice period is specified, at least fifteen (15) days prior written notice of its intent to terminate this Agreement as to that particular Service, which termination shall be effective on the last day of the month on which the fifteen
(15) days prior written notice lapses. The terminating party will pay the other party the fees and costs of any terminated Service up until the effective date of termination.

         (c) Notwithstanding anything to the contrary contained herein, this Agreement may be terminated, in whole or in part, at any time:

                  (i) by the mutual consent of Buyer and Seller;

                  (ii) by Buyer in the event of any material breach or default by Seller of any of Seller's obligations under this Agreement and the failure of Seller to cure, or to take substantial steps towards the curing of, such breach or default within thirty (30) days after receipt of written notice from Buyer requesting that such breach or default be cured; or

                  (iii) by Seller in the event of any material breach or default by Buyer of any of Buyer's obligations under this Agreement and the failure of Buyer to cure, or to take substantial steps towards the curing of, such breach or default within thirty (30) days after receipt of notice from Seller requesting that such breach or default be cured.

         (d) Except as specified herein, neither party makes any warranties of any kind, express or implied, with respect to any Service provided hereunder.

         (e) The parties shall use commercially reasonable efforts to cooperate with each other in all matters relating to the provision and receipt of Services. In addition, upon the reasonable request of either party, the parties shall take such further action that may be deemed necessary to effect the rights and obligations set forth herein regarding the grant of the licenses set forth in the Schedules hereto.

         (f) Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that the Services set forth on the Schedules hereto relating to leases of real property shall constitute the basic terms of such leases. The parties shall negotiate, execute and deliver standard and customary leases or subleases that include the specific terms set forth in the applicable Schedule in accordance with local laws relating to such properties; provided, however, that neither party shall be required to provide security deposits under such leases or subleases regardless of what may be required by local custom.

         SECTION 2.  PAYMENT.

         Each party shall pay to the other such fees and costs, if any, for the relevant time period as set forth in the Schedule attached hereto that is applicable to such Service. If any fees are incurred pursuant to this Agreement, such fees shall be payable monthly in arrears unless otherwise provided by the terms set forth in the Schedule applicable to such Service.

         SECTION 3.  RELATIONSHIP OF PARTIES.

         (a) All employees and representatives of each party or its affiliates providing Services to the other party under this Agreement shall be deemed for purposes of all compensation and employee benefits to be employees or representatives solely of the party that is providing such Service and shall not be deemed to be employees or representatives of the party that is receiving the benefit of such Service.

         (b) The parties hereto are independent contractors, and neither party not its employees or agents will be deemed to be employees or agents of the other for any purpose or under any circumstances. No partnership, joint venture, alliance, fiduciary or any relationship other than that of independent contractors is created hereby, expressly or by implication.

         SECTION 4.  USE OF INFORMATION, CONFIDENTIALITY.

         (a) To the extent obtained by either party and their respective affiliates as a result of the provision of Services hereunder, each of Buyer and Seller shall, and shall cause their respective affiliates to, hold all Confidential Information (as defined in the Confidential Non-Disclosure Agreement between the parties dated March 3, 2005) relating to the other party confidential and shall, except as otherwise indicated below, will not disclose any of such information to any party for a period of five (5) years from the date of the Purchase Agreement, unless legally compelled or required to disclose such information in which event the party legally compelled or required to disclose shall provide the other party with written notice of such legal compulsion to disclose and shall use commercially reasonable efforts to afford the other party a reasonable period of time to contest such disclosure.

         (b) It is understood that, prior to, during or after performance of this Agreement, each party's personnel may unavoidably receive or have access to private or confidential information of the other party, including other operations, which is not specifically covered by the foregoing or by the Purchase Agreement. Except for the information the transfer to or access of which is contemplated by the Purchase Agreement, each party agrees that all such information will be subject to the provisions of this Section 4 and other relevant provisions of said agreements between the parties and that its personnel will comply with all reasonable requirements of Seller and Buyer, including identification badges and sign-in procedures, in connection therewith.

         SECTION 5.  COMPLIANCE WITH LAWS.

         Each party will, with respect to its obligations and performance hereunder, comply with all applicable requirements of federal, state and local laws, rules and regulations, including without limitation, import and export control, environmental and occupational safety requirements.

         SECTION 6.  INDEMNITY AND DAMAGES.

         (a) The party providing Services to the other shall be liable, responsible and accountable in damages and costs and expenses (including reasonable attorneys' fees) only for gross negligence or willful misconduct in the provision of Services. Neither party shall be liable, responsible or accountable in damages and costs and expenses (including reasonable attorneys' fees) under this Agreement except as expressly set forth in the immediately preceding sentence. Each party's liability under this Section 6(a) shall be subject to the provisions of Section 6(c).

         (b) The party receiving the benefit of Services pursuant to this Agreement shall indemnify, defend, and hold harmless the party providing Services and its affiliates, directors, officers, shareholders, employees, agents and controlling persons from and against any and all losses, claims, damages, liabilities, costs and expenses (including any reasonable attorney's fees and expenses incurred in connection with, and any amounts paid in, any settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to any such person's conduct in connection with the provision of Services under this Agreement, provided that such conduct did not constitute gross negligence or willful misconduct or breach of this Agreement by the party providing such Services.

         (c) NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES) OF THE OTHER PARTY, ITS SUCCESSORS, ASSIGNS OR THEIR RESPECTIVE AFFILIATES, AS A RESULT OF OR ARISING FROM THIS AGREEMENT, REGARDLESS OF WHETHER SUCH LIABILITY ARISES IN TORT, CONTRACT, BREACH OF WARRANTY, INDEMNIFICATION OR OTHERWISE.

         SECTION 7.  MISCELLANEOUS.

         (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS TO BE PERFORMED SOLELY WITHIN THAT STATE.

         (b) FORCE MAJEURE. Except for a party's obligation to make timely payments, neither party will have any liability for damages or delay due to fire, explosion, lightning, pest damage, power failure or surges, strikes or labor disputes, water or flood, acts of God, the elements, war, civil disturbances, acts of civil or military authorities or the public enemy, acts or omissions of communications or other carriers, or any other cause beyond a party's reasonable control, whether or not similar to the foregoing that prevent such party from materially performing its obligations hereunder.

         (c) SUBCONTRACTING AND ASSIGNMENT. Neither party may subcontract any or all of the functions or Services to be performed by it under this Agreement. Unless otherwise provided by the Schedules hereto relating solely for the Services provided for by such Schedule, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable or transferable by either party without the prior written consent of the other party hereto, and any such unauthorized assignment or transfer will be void. Notwithstanding the foregoing, Buyer may assign this Agreement, in whole or in part, to a subsidiary or affiliate by providing prior written notice of such assignment to Seller.

         (d) ENTIRE AGREEMENT; MODIFICATION; WAIVERS. This Agreement and the Schedules attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiation, commitments and writings with respect to Services. This Agreement and the Schedules attached hereto may not be altered, modified or amended except by a written instrument signed by the parties hereto. The failure of any party to require the performance or satisfaction of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach

         (e) SEVERABILITY. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use reasonable commercial efforts (as defined in the Purchase Agreement) to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

         (f) NOTICES. All notices and other communications hereunder will be in writing and deemed to have been duly given if given in accordance with the provisions of the Purchase Agreement and as otherwise provided in the applicable Schedule hereto.

         (g) SURVIVAL OF OBLIGATIONS. The obligations of the parties under Sections 2, 4 and 6 shall survive the expiration of this Agreement. The parties acknowledge and agree that all claims for any breaches or alleged breaches of any covenants contained in this Agreement shall not be subject to the time periods, dollar and other limitations set forth in the Purchase Agreement.

         (h) EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (i) MEETINGS; ESCALATION PROCESS. If either party is not satisfied with any Service delivered pursuant to this Agreement, then such party may, at any time, and from time to time and at its sole discretion, initiate an escalation process regarding such Service by delivering written notice to the other party pursuant to Section 7(f) of this Agreement. The notice shall describe in reasonable detail the nature of the problem. Upon receipt of such notice, the party receiving notice shall arrange a meeting between appropriate representatives of the parties to address the issues set forth in the notice.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of Seller and Buyer has caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.


                                           BENTLEY SYSTEMS, INCORPORATED



                                           By: _________________________________
                                           Name:
                                           Title:

                                           NETGURU, INC.



                                           By: _________________________________
                                           Name:
                                           Title:

                                   SCHEDULE A

                                 SELLER SERVICES

Seller shall provide each of the following Services pursuant to the terms of this Agreement:


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A1

                                  IS MIGRATION


Name of Service:           Information Systems Migration

Terms of Service:          Seller will provide Buyer with any reasonably
                           required transition assistance to migrate data and other applications from the server infrastructure in Yorba Linda which will remain with Seller post-Closing. Within a reasonable time after the Closing Date, after confirmation from Buyer, Seller will delete and destroy all data specific to the Business (as defined in the Purchase Agreement), including but not limited to the RESAS database. As part of this Service, Seller will provide Buyer with access to any shared infrastructure to support its Business.

Term of Services:          Up to 1 year after the Closing Date.

Payment/Cost of Services:  There shall be no cost to Buyer for this Service.

Seller Representative:     [Name and contact information of Seller's employee
                           representative responsible for providing this
                           Service]

Buyer Representative:      [Name and contact information of Buyer's employee
                           representative responsible for providing this
                           Service]

                                   SCHEDULE A2

                             CALCUTTA FACILITY LEASE


Name of Service:           Facilities Leased to Buyer

Terms of Service:          Pursuant to and on the terms of a standard and
                           customary sublease in accordance with local laws, Seller will lease the entire administrative office building at the Calcutta facility (approximately
                           27,600 sq. ft., built in 2000) to Buyer. Buyer shall have right of sublease. The lease will be subject only to retaining an existing 600 sq. ft. office for use by Seller's CEO (or other executive) through the period of one year from the Closing Date (after such time the space will revert to Buyer). Seller will relocate its entire remaining staff such that only
                           Continuing Employees (as defined in the Purchase
                           Agreement) are located in the front building of this facility prior to the Closing Date. Buyer shall not be required to provide Seller (or any successor) with a security deposit for any term of the lease.

Term of Services:          Two (s) years after the Closing Date subject to two
                           (2) option terms of one (1 ) year each.

Payment/Cost of Services:  The lease rates shall be inclusive of all applicable taxes but not utilities (utilities shall be born directly by Buyer). The following lease rates shall apply:

                           -------------------------- --------------------------
                           Lease Year                 Rate Per Square Foot
                                                      (Rupees)/Month - Due at
                                                      the first of the month
                           -------------------------- --------------------------

                           -------------------------- --------------------------
                           1                          Rs. 23
                           -------------------------- --------------------------
                           2                          Rs. 23
                           -------------------------- --------------------------
                           3 (Option Year #1)         Market Rate*
                           -------------------------- --------------------------
                           4 (Option Year #2)         Market Rate*
                           -------------------------- --------------------------

                           The rate for these services shall include all of the services standard in leases granted in a "Sector 5" zone, as well as the provision of services generally consistent with the services provided prior to the Closing Date. For the avoidance of doubt, the diesel generators and air conditioners owned by the Seller (both before and after the Closing Date) and used to support the building prior to the Closing Date shall remain in place and used for the same purpose after the Closing Date and Seller shall be responsible for all repairs, maintenance and replacement of equipment necessary to maintain the same level of service provided to occupants of the building prior to the Closing.

                           * Market Rate shall be based upon a reasonable survey of equivalent space available in the market.


Seller Representative:     [Name and contact information of Seller's employee
                           representative responsible for providing this
                           Service]

Buyer Representative:      [Name and contact information of Buyer's employee
                           representative responsible for providing this
                           Service]

                                   SCHEDULE B

                                 BUYER SERVICES

Buyer shall provide each of the following Services pursuant to the terms of this
Agreement:


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE B1

                          BUYER'S SHARED INFRASTRUCTURE


Name of Service:           Buyer's Shared Infrastructure

Terms of Service:

                           Buyer will provide Seller with the following access to the identified shared infrastructure, solely in support of the Retained Business, for a period of up to one (1) year from the Closing Date:
                           o Access and use of the phone system at the Yorba Linda facility, providing up to twelve
                                    (12) phones and six (6) lines.
                           o Access to and use of the phone system in Calcutta, allocating a reasonable number of lines to Seller after Buyer's business needs are met.
                           o Access to and use of the 12 IP phones over the dedicated IPLC circuit between Yorba Linda and the Calcutta offices.
                           o Use of the printing facility at Yorba Linda to produce a maximum of 2,500 color and 3,000 black & white standard letter sized pieces per month.
                           o Buyer will permit Seller to mail to the existing RESAS customer database up to four
                                    (4) times, such mailing costs exclusively paid by Seller and only after content has been approved by Buyer (such approval not to be unreasonably withheld). The mailing(s) would be coordinated through an external third party mailing service in a blind fashion.
                           o Assuming there is space available in the existing Seller facilities currently under leases which Buyer assumes in Singapore and Dubai, and further assuming that Buyer is authorized to allow non-Buyer employees to work out of the leased space, Buyer will permit one (1) Seller employee to work out of each of these offices in order to market Seller's services.

Term of Services:          One year from the Closing Date.

Payment/Cost of Services:  Seller will not be charged for reasonable telephone usage, both local and long-distance, unless it exceeds $3,000 USD for the full year (and in such case they will be billed from $0 dollar).

Seller Representative:     [Name and contact information of Seller's employee
                           representative responsible for providing this
                           Service]

Buyer Representative:      [Name and contact information of Buyer's employee
                           representative responsible for providing this
                           Service]

                                   SCHEDULE B2

                             STAAD.SUITE OF SOFTWARE


Name of Service:           STAAD.suite Cross License

Terms of Service:          Buyer hereby grants Seller seventy-five (75)
                           perpetual, paid-up, named user licenses of STAAD.Pro
                           2005 (with all international design codes) and the related STAAD.suite of products including
                           STAAD.foundation, STAAD.etc, STAAD.beam,
                           Sectionwizard, Layout, ADLPipe, STAAD.pipe,
                           STAAD.beava and QSE, current as of the Closing Date, subject to Buyer's standard end user license agreement. Seller shall receive updates and support
                           (ie. Maintenance) for STAAD.Pro 2005 as typically provided to customers for a period of one year from the Closing Date at no cost and the second year after the Closing Date at 50% SRP. These licenses are non-transferable except to Amrit K. Das or an entity in which he is the controlling shareholder or owner and may only be used by Seller in support of its operation of the Retained Business.

Term of Services:          Perpetual except that this license shall terminate in
                           the event of a transaction or series of transactions that results in a change in control of Seller such that Amrit K. Das is not the controlling shareholder or owner of the entity operating the Retained
                           Business (but any previously granted end user licenses to compiled object-code versions shall continue).

Payment/Cost of Services:  There shall be no cost to Seller for this Service.

Seller Representative:     [Name and contact information of Seller's employee
                           representative responsible for providing this
                           Service]

Buyer Representative:      [Name and contact information of Buyer's employee
                           representative responsible for providing this
                           Service]

                                   SCHEDULE B3

                           YORBA LINDA FACILITY LEASE


Name of Service:           Facilities Leased to Seller

Terms of Service:          Pursuant to and on the terms of a standard and
                           customary lease in accordance with local laws, Buyer will sublease 3,000 sq. ft. of the Yorba Linda office for use by Seller, such area to be identified by Buyer after consultation with Seller, inclusive of reasonable electricity and other utilities.

Term of Services:          One year after the Closing Date with an option to
                           renew for one year.

Payment/Cost of Services:  $3,400 per month.

Seller Representative:     [Name and contact information of Seller's employee
                           representative responsible for providing this
                           Service]

Buyer Representative:      [Name and contact information of Buyer's employee
                           representative responsible for providing this
                           Service]